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                                                                    EXHIBIT 10.5

                         SOUTHERN MICHIGAN BANK & TRUST
                         DEFERRED COMPENSATION AGREEMENT

         THIS AGREEMENT is made this --- day of --------------- by and between SOUTHERN MICHIGAN BANK & TRUST (the "Company"), and ------------------------- (the "Executive").

                                  INTRODUCTION

         To encourage its key employees to continue employment, the Company is willing to provide to the Executive's Deferred Compensation Plan (the "Plan"). The Executive is a Participant in the Plan. This Agreement between the Executive and the Company modifies the terms of the Executive's participation in the Plan, and replaces all benefits which otherwise were payable under the Plan.

                                    AGREEMENT

         The Executive and the Company agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

                  1.1.1 "Change of Control" means the transfer of 51% or more of the Company's outstanding voting common stock followed within twelve (12) months by the Executive's Termination of Employment for reasons other than death, disability or retirement.

                  1.1.2 "Code" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provision.

                  1.1.3 "Compensation" means the total amount base salary payable to the Executive.

                  1.1.4 "Disability" means, if the Executive is covered by a Company-sponsored disability insurance policy, total disability as defined in such policy without regard to any waiting period. If the Executive is not covered by such policy, Disability means the Executive suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Company, prevents the Executive from performing substantially all of the Executive's normal duties for the Company. As a condition to any benefits, the Company may require the Executive to submit to such physical or mental evaluations and tests as the Company's Board of Directors deem appropriate.



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                  1.1.5 "Early Retirement Date" means the Executive attaining age 62 and completing 10 Years of Service.

                  1.1.6 "Election Form" means the Form attached as Exhibit 1.

                  1.1.7 "Normal Retirement Date" means the Executive attaining age 65.

                  1.1.8 "Termination of Employment" means the Executive's ceasing to be employed by the Company for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

                  1.1.9 "Years of Service" means the total number of twelve-month periods during which the Executive is employed on a full-time basis by the Company, inclusive of any approved leaves of absence.

                                    ARTICLE 2
                                DEFERRAL ELECTION

         2.1 Initial Election. The Executive shall make an initial deferral election under this Agreement by filing with the Company a signed Election form within 30 days after the date of this Agreement. The Election Form shall set forth the amount of Compensation to be deferred. The Election Form shall be effective to defer only Compensation earned after the date the Election Form is received by the Company.

         2.2 Election Changes.

                  2.2.1 Generally. The Executive may modify the amount of Compensation to be deferred by filing a subsequent signed Election Form with the Company. The modified deferral shall not be effective until the calendar year following the year in which the subsequent Election Form is received by the Company. The Executive may not change the form of benefit payment initially elected under Section 2.1.

                  2.2.2 Hardship. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Executive occurs, the Executive, by written instructions to the Company may reduce or cease future deferrals under this Agreement.

                                    ARTICLE 3
                                DEFERRAL ACCOUNT

         3.1 Establishing and Crediting. The Company shall establish a Deferral Account on its books for the Executive, and shall credit to the Deferral Account the following amounts:

                  3.1.1 Deferrals. The Compensation deferred by the Executive, as of the time such amounts would have otherwise been paid to the Executive.



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                  3.1.2 Interest. On the first day of each month and immediately prior to the payment of any benefits, interest on the account balance since the preceding credit under this Section 3.1.2, if any, at an annual rate, compounded monthly, equal to Merrill Lynch long term, high-grade corporation bond rate as published in the Wall Street Journal on the first business day following the preceding December 31.

         3.2 Statement of Accounts. The Company shall provide to the Executive, within one hundred twenty (120) days after each anniversary of this Agreement, a statement setting forth the Deferral Account balance.

         3.3 Accounting Device Only. The Deferral Account is solely for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

                                    ARTICLE 4
                              TERMINATION BENEFITS

         4.1 Normal Termination Benefit. If the Executive's Termination of Employment occurs on or after the Early Retirement Date of Normal Retirement Date for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 4.1.

                  4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Executive's Termination of Employment.

                  4.1.2 Payment of Benefit. The Company shall pay the benefit to the Executive in 180 equal monthly installments commencing on the first day of the month following the Executive's Termination of Employment. The Company shall continue to credit interest under Section 3.1.3 during the benefit payment period. The monthly installments shall be the amount required to amortize the remaining Deferral Account balance (with interest accruing at the interest rate determined under Section 3.1.2) over the number of months remaining of the original 180 months.

         4.2 Disability Benefit. If the Executive's Termination of Employment for Disability occurs prior to the Early and Normal Retirement Dates, the Company shall pay to the Executive the benefit described in Section 4.1 as if the date of the Executive's termination of Employment were the Executive's Normal Retirement Date.

         4.3 Termination Prior to Early Retirement Date. If the Executive's Termination of Employment occurs prior to both the Early Retirement Date and the Normal Retirement Date, and for reasons other than death or Disability, the Company shall pay the Executive the benefit described in this Section 4.3.




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                  4.3.1 Amount of Benefit. The benefit under this Section 4.3 is the Deferral Account balance at the date of the Executive's Termination of Employment.

                  4.3.2 Payment of Benefit. The Company shall pay the benefit to the Executive in a lump sum within 90 days after the Executive's Termination of Employment.

         4.4 Hardship Distribution. Upon the Company's determination (following petition by the Executive) that the Executive has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Company shall distribute to the Executive all or a portion of the Deferral Account balance as determined by the Company, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

                                    ARTICLE 5
                                 DEATH BENEFITS

         5.1 Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 5.1.

                  5.1.1 Amount of Benefit. The benefit under Section 5.1 is the greater of the Deferral Account balance at the date of the Executive's death, or the Supplemental Death Benefit set forth in Section 5.1.3.

                  5.1.2 Payment of Benefit. The Company shall pay the benefit to the beneficiary in the manner stated in the Form of Benefit selection in EXHIBIT 1 attached hereto, and beginning within 90 days following the Executive's death.

                  5.1.3 Supplemental Death Benefit. The Company shall pay to the designated beneficiary a supplemental death benefit equal to $__________ per month for 180 months beginning the first day of the first month after the Executive's death.

         5.2 Death During Benefit Period. If the Executive dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the executive survived.

                                    ARTICLE 6
                                  BENEFICIARIES

         6.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies with out a valid beneficiary designation, all payments shall be



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made to the Executive's surviving spouse, if any, and if none, to the
Executive's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive to the Executive's estate.

         6.2 Facility of Payment. If a payable is to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 7
                               GENERAL LIMITATIONS

         Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement that is attributable to the Company's matching contributions or the interest earned on such contributions:

         7.1 Excess Parachute Payment. To the extent the benefit would be an excess parachute payment under Section 280G of the Code.

         7.2 Termination for Cause. If the Company terminates the Executive's employment for:

                  7.2.1 Gross negligence or gross neglect of duties;

                  7.2.2 Commission of a felony or of a gross misdemeanor involving moral turpitude; or

                  7.2.3 Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company.

         7.3 Suicide. If the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company.

                                    ARTICLE 8
                          CLAIMS AND REVIEW PROCEDURES

         8.1 Claims Procedure. The Company shall notify the Executive's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or non eligibility for benefits under the Agreement. If the Company determines that the beneficiary is not eligible or benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on with the denial is based, (3) a description of any additional information or material necessary for the claimant to



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perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional tie to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to additional ninety (90) day period.

         8.2 Review Procedure. If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitled him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing with in the sixty (60) day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty (60) day period is not sufficient, the decision may be deferred for up to another sixty (60) day period at the election of the Company, but notice of this deferral shall be given to the beneficiary.


                                    ARTICLE 9
                           AMENDMENTS AND TERMINATION

         The Company may amend or terminate this Agreement at any time prior to the Executive's Termination of Employment by written notice to the Executive. In no event shall this Agreement be terminated without payment to the Executive of the Deferral Account balance attributable to the Executive's deferrals and interest credited on such amounts.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

         10.2 No Guaranty of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.




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         10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         10.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         10.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of Michigan, except to the extent preempted by the laws of the United States of America.

         10.6 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise of the Company to pay such benefits. The rights to the benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

         IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE:                                 COMPANY:
                                           SOUTHERN MICHIGAN BANK & TRUST


-----------------------------              ------------------------------





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                             BENEFICIARY DESIGNATION

                         SOUTHERN MICHIGAN BANK & TRUST
                         DEFERRED COMPENSATION AGREEMENT


                               (Name of Employee)


I designate the following as beneficiary of any death benefits under the Southern Michigan Bank & Trust Deferred Compensation Agreement:

Primary:________________________________________________________________________

________________________________________________________________________________

Contingent:

________________________________________________________________________________

________________________________________________________________________________


         NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(s) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.


I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.



Signature:  ____________________________
Date: ________________________________


Accepted by the Company this _____ day of _____________, 20____.

By: __________________________________
Title:  ________________________________





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